EXHIBIT (c)
Report of JPMorgan and BNP Paribas to the Lafarge S.A. Board of Directors

F E B R U A R Y 5 , 2 0 0 6 P R O J E C T R A C I N E S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L

English_General This presentation was prepared exclusively for the benefit and internal use of the JPMorgan and BNP Paribas (together the "Financial Advisers") client to whom it is directly addressed and delivered (including such client's subsidiaries, the "Company") in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by the Financial Advisers. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of the Financial Advisers. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. The Financial Advisers' opinions and estimates constitute the Financial Advisers' judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. The Financial Advisers make no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by the Financial Advisers. The Financial Advisers' policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. The Financials Advisers also prohibit their research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. IRS Circular 230 Disclosure: The Financial Advisers do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with the Financial Advisers of any of the matters addressed herein or for the purpose of avoiding U.S. tax- related penalties. JPMorgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities Inc., J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. JPMorgan deal team members may be employees of any of the foregoing entities. This presentation does not constitute a commitment by any JPMorgan or BNP Paribas entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services. P R O J E C T R A C I N E

Date Tango SPX Line 8 Line 9 Line 10 Line 11 Line 12 Line 13 Line 14 Line 15 Line 16 Annotations 2/5/2001 29.01 29.01 2/6/2001 30.02 28.97 2/7/2001 29.91 28.72 2/8/2001 29.9 28.54 2/9/2001 29.5 28.16 2/12/2001 29.97 28.5 2/13/2001 30.52 28.25 2/14/2001 30.02 28.19 2/15/2001 30.5 28.42 2/16/2001 30.42 27.88 2/19/2001 30.42 27.88 2/20/2001 30.01 27.4 2/21/2001 29.76 26.89 2/22/2001 29.54 26.84 2/23/2001 29.28 26.69 2/26/2001 30.49 27.15 2/27/2001 30.49 26.95 2/28/2001 30.5 26.56 3/1/2001 30.18 26.59 3/2/2001 31.45 26.44 3/5/2001 32.16 26.59 3/6/2001 32.18 26.86 3/7/2001 32.59 27.03 3/8/2001 32.9 27.09 3/9/2001 32.65 26.42 3/12/2001 32.12 25.28 3/13/2001 31.39 25.65 3/14/2001 30.34 24.99 3/15/2001 30.51 25.14 3/16/2001 29.93 24.64 3/19/2001 30.5 25.08 3/20/2001 30.61 24.48 3/21/2001 30.54 24.04 3/22/2001 29.11 23.94 3/23/2001 29.75 24.42 3/26/2001 30.14 24.69 3/27/2001 31.25 25.32 3/28/2001 30.52 24.7 3/29/2001 31.11 24.59 3/30/2001 30.34 24.85 4/2/2001 31.54 24.55 4/3/2001 30.88 23.7 4/4/2001 31.61 23.63 4/5/2001 32.31 24.66 4/6/2001 31.9 24.17 4/9/2001 32.11 24.37 1.004 4/10/2001 32.78 25.03 4/11/2001 32.64 24.97 88.1 4/12/2001 33.2 25.35 4/13/2001 33.2 25.35 4/16/2001 33.61 25.27 4/17/2001 33.8 25.53 4/18/2001 34.22 26.52 4/19/2001 34.24 26.85 69.8 4/20/2001 34.32 26.63 4/23/2001 34.02 26.23 4/24/2001 34 25.91 4/25/2001 33.25 26.32 4/26/2001 33.91 26.44 4/27/2001 34.49 26.84 4/30/2001 33.75 26.76 5/1/2001 34.01 27.13 5/2/2001 33.75 27.15 5/3/2001 34.3 26.75 5/4/2001 34.25 27.13 5/7/2001 34 27.07 5/8/2001 34 27.02 5/9/2001 34.09 26.89 5/10/2001 34.15 26.89 5/11/2001 33.12 26.68 5/14/2001 32.88 26.75 5/15/2001 33 26.76 5/16/2001 33.15 27.53 5/17/2001 34.16 27.6 5/18/2001 34.87 27.67 5/21/2001 34.14 28.12 5/22/2001 33.85 28.05 5/23/2001 33.47 27.61 5/24/2001 32.84 27.7 5/25/2001 32.93 27.37 5/28/2001 32.93 27.37 5/29/2001 32.94 27.16 5/30/2001 32.75 26.73 5/31/2001 32.77 26.9 6/1/2001 32.73 27 1.053 6/4/2001 32.51 27.14 6/5/2001 31.7 27.49 6/6/2001 30.4 27.2 88.18 6/7/2001 29.75 27.35 6/8/2001 29.94 27.1 6/11/2001 29.28 26.87 6/12/2001 29 26.9 6/13/2001 29.96 26.6 6/14/2001 29.86 26.13 6/15/2001 29.82 26.01 6/18/2001 30.05 25.89 6/19/2001 30.08 25.97 6/20/2001 31.44 26.2 6/21/2001 31.62 26.5 Tango historical stock price performance Source: Tradeline as of February 3, 2006 S&P 500 (7%) Tango stock price over last 5 years Tango Feb. 3: $64.25 +121% Historical prices and returns 1 Includes dividends 1 P R O J E C T R A C I N E

Lafarge NA Peers index Peers index (without TI) Volume 2/3/2006 64.25 77.83 50.83 594 2/2/2006 63.43 77 51.13271596 564 2/1/2006 64.9 79.59 51.70060769 1306 1/31/2006 61.62 77.75 51.85573767 670 1/30/2006 64 79.61 52.15297026 581 1/27/2006 63.57 77.94 52.15297026 903 1/26/2006 64.6 78.16 51.3621098 1429 1/25/2006 62.37 70.45 52.46597158 757 1/24/2006 61.05 70.29 52.56153373 515 1/23/2006 59.01 67.15 52.76913639 327 1/20/2006 58.33 66.24 52.89044782 396 1/19/2006 58.81 67.55 51.70877231 525 1/18/2006 57.57 67.73 50.2027251 201 1/17/2006 58.19 67.41 49.83920895 195 1/16/2006 58.44 68.1 49.997936 NA 1/13/2006 58.44 68.1 49.95083048 319 1/12/2006 58.15 67.96 50.42905939 407 1/11/2006 59.38 69.02 50.29993971 508 1/10/2006 60.75 70.08 50.23903776 423 1/9/2006 61.19 69.58 51.07581512 299 1/6/2006 60.7 68.74 52.06348808 431 1/5/2006 59.51 68.25 52.06348808 687 1/4/2006 59.05 67.84 52.62583505 481 1/3/2006 57.61 67.72 52.52253364 539 1/2/2006 55.02 66.53 51.52130914 NA 12/30/2005 55.02 66.53 51.56817829 171 12/29/2005 54.91 67.16 51.38341526 160 12/28/2005 54.1 67.03 51.48532742 169 12/27/2005 54.24 67.15 52.37040115 72 12/26/2005 54.6 67.5 52.27065782 NA 12/23/2005 54.6 67.5 53.49172471 89 12/22/2005 55.12 67.31 54.46857929 73 12/21/2005 54.95 67.2 54.86812564 137 12/20/2005 54.64 65.79 55.10883456 134 12/19/2005 55.26 66.29 54.9146032 131 12/16/2005 55.47 67.48 56.10265098 187 12/15/2005 55.66 68.13 56.03767942 191 12/14/2005 55.55 69.44 56.33255231 293 12/13/2005 55.02 67.3 55.6105501 158 12/12/2005 55.1 66.89 55.28792553 124 12/9/2005 54.95 66.47 55.51143359 108 12/8/2005 55.62 66.55 55.49449963 126 12/7/2005 55.08 65.97 55.28495125 261 12/6/2005 56.38 67.29 55.61670017 150 12/5/2005 56.33 67.1 55.57155939 180 12/2/2005 57.07 68.29 55.377254 179 12/1/2005 56.84 68.05 55.377254 250 11/30/2005 55 64.84 53.89517691 305 11/29/2005 54.94 64.23 54.08414232 196 11/28/2005 54.74 63.73 55.88892617 309 11/25/2005 56.5 65.11 56.94786602 80 11/24/2005 56.37 65.3 56.59315584 NA 11/23/2005 56.37 65.3 56.2890535 182 11/22/2005 56.34 66.06 56.14971215 245 11/21/2005 55.93 65.44 55.93623862 279 11/18/2005 56 65.26 57.43467808 490 11/17/2005 55.21 64.52 56.92220679 372 11/16/2005 53.43 61.91 56.11158397 290 11/15/2005 53.27 62.17 55.11622182 253 11/14/2005 53.79 62.88 54.38986693 167 11/11/2005 54 63.06 54.71498343 348 11/10/2005 53.83 63.07 55.00892425 504 11/9/2005 54 62.1 55.04488088 1127 11/8/2005 56.17 63.23 54.72129044 517 11/7/2005 57 66.01 54.32824351 1240 11/4/2005 60.35 66.4 54.63086512 191 11/3/2005 60.26 66.51 54.43149044 275 11/2/2005 60.83 67.48 54.71285052 392 11/1/2005 59.14 64.15 53.98007579 561 10/31/2005 60.51 64.92 54.24667435 412 10/28/2005 59.16 63.45 54.24667435 301 10/27/2005 57.66 62.67 54.22132289 453 10/26/2005 58.95 65 52.92062843 292 10/25/2005 58.36 65.83 52.74337701 344 10/24/2005 59.52 66.72 53.29830471 280 10/21/2005 57.84 64.56 53.9268987 421 10/20/2005 57.78 63.78 53.83532527 1247 10/19/2005 63.6 65.8 53.80336245 290 10/18/2005 62.9 64.39 53.49247815 349 10/17/2005 63.25 64.77 53.83393887 211 10/14/2005 62.86 64.2 53.13592958 258 10/13/2005 62.07 63.17 53.16499764 389 10/12/2005 62.72 63.69 54.12470893 368 10/11/2005 63.15 65.21 53.31055487 391 10/10/2005 62.45 65.61 52.67944411 167 10/7/2005 64.18 67.61 51.42491225 143 10/6/2005 63.79 66.73 52.02152351 223 10/5/2005 64.77 68.78 52.68007891 270 10/4/2005 66.39 71.25 51.73941469 263 10/3/2005 69.02 73.29 52.65133433 271 9/30/2005 67.61 71.4 51.84883829 229 9/29/2005 66.85 70.01 53.28427111 294 9/28/2005 65.85 69.11 53.1704785 226 9/27/2005 65.6 70.27 53.07828223 200 9/26/2005 64.89 68.57 52.09691399 305 9/23/2005 63.72 67.52 52.10311502 339 9/22/2005 63.69 68.14 53.11419663 622 9/21/2005 63.49 68.07 53.31544223 148 9/20/2005 63.89 67.85 54.04856754 359 One-year stock performance ($ per share) and Tango traded volume Tango comparative stock price performance Source: Tradeline as of February 3, 2006 1 U.S. building materials index includes Eagle Materials, Florida Rock, Texas Industries, Martin Marietta, and Vulcan Materials (all equally weighted) +16.7% +41.3% 52-week high $69.78 29-Jul-05 Current $64.25 03-Feb-06 52-week low $52.47 13-May-05 Tango U.S. building materials index1 '000 Feb-06 2 P R O J E C T R A C I N E

Bar 1 Bar 2 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Company A 0.294 85 Company B 0.162 75 Company C 0.124 65 Company D 0.115 55 Bar 1 Bar 2 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Company A 0 85 Company B 0 75 Company C 0.039 65 Company D 0.061 55 Bar 1 Bar 2 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Company A 0 85 Company B 0 75 Company C 0 65 Company D 0 55 % NOSH traded at various prices Tango buy-in analysis Price range $50 to $52 $52 to $54 $54 to $56 $56 to $58 $58 to $60 $60 to $62 $62 to $64 $64 to $66 $66 to $68 $68 to $70 1m 3m 6m 9m 12m 0.0% 0.0% 0.0% 0.0% 0.0% Bar 1 Bar 2 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Company A 0 85 Company B 0.113 75 Company C 0.059 65 Company D 0.064 55 Bar 1 Bar 2 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Company A 0 85 Company B 0.19 75 Company C 0.1 65 Company D 0.094 55 Bar 1 Bar 2 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Company A 0.058 85 Company B 0.16 75 Company C 0.13 65 Company D 0.113 55 0.0% 19.0% 10.0% 9.4% 10.0% 16.2% 12.4% 11.5% 15.1% 5.8% 16.0% 13.0% 11.3% 14.4% Bar 1 Bar 2 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Company A 0.179 85 Company B 0.118 75 Company C 0.079 65 Company D 0.118 55 17.9% 11.8% 7.9% 11.8% 13.7% Bar 1 Bar 2 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Company A 0.215 85 Company B 0.118 75 Company C 0.158 65 Company D 0.158 55 21.5% 11.8% 15.8% 15.8% 15.1% Bar 1 Bar 2 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Company A 0.255 85 Company B 0.14 75 Company C 0.211 65 Company D 0.174 55 25.5% 14.0% 21.1% 17.4% 13.7% 0.0% 0.0% 3.9% 6.1% 4.8% Source: Datastream as of February 3, 2006 1 Based on the average NOSH over the period 2 Assuming free float = 47% of NOSH 0.0% 11.3% 5.9% 6.4% 5.0% 18.2% 33.2% 63.5% 87.3% 111.3% 38.8% 70.6% 135.0% 185.7% 236.8% 29.4% Bar 1 Bar 2 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Company A 0 85 Company B 0 75 Company C 0.1 65 Company D 0.104 55 0.0% 0.0% 10.0% 10.4% 8.1% 3 P R O J E C T R A C I N E

LAF Peers 12/30/2005 5.4 9.9 9/30/2005 6.6 10.5 6/30/2005 6.2 9.6 3/31/2005 6.2 8.8 12/31/2004 5.6 9.2 9/30/2004 5.3 8.6 6/30/2004 5.5 8.4 3/31/2004 5.6 8.4 12/31/2003 5.8 8.7 9/30/2003 5.4 7.9 6/30/2003 5.7 7.6 3/31/2003 5 6.6 12/31/2002 5.1 7.1 9/30/2002 4.2 6.6 6/28/2002 4.9 7.4 3/28/2002 6.2 8.2 12/31/2001 5.7 8.1 9/28/2001 5.7 7.6 6/29/2001 5.4 7.7 3/30/2001 4.8 6.7 12/29/2000 3.5 6.5 9/29/2000 3.2 5.7 6/30/2000 3 5.4 3/31/2000 3.3 5.5 12/31/1999 3.8 5.7 9/30/1999 4.4 5.8 6/30/1999 3.9 7.6 3/31/1999 3.1 7 12/31/1998 4.7 7.8 9/30/1998 3.5 6.4 Firm value to historical rolling LTM EBITDA multiple - U.S. players Tango U.S. Building Materials Industry1 1.4x 3.0x 2.5x 2.0x 2.9x 3.7x 4.5x FV / LTM EBITDA (September 1998-February 2006) Source: Factset Note: LTM EBITDA estimates up to December 31, 2005 are based on Factset estimates and equity research estimates thereafter 1 Equally-weighted average of U.S. building materials industry, which includes Vulcan Materials, Eagle Materials, Florida Rock, and Martin Marietta. Excludes Texas Industries because its historical trading multiples have been significantly influenced by steel operations 4 P R O J E C T R A C I N E

Firm value to historical FY1 rolling EBITDA multiple - European players Source: Factset 1 Estimates not available for Tango prior to 5/02 2 Equally-weighted average of European building materials companies, which includes: Holcim, CRH, HeidelbergCement, Hanson, Ciments Francais, Italcementi, Cimpor, BuzziUnicem, Cementos Portland, and Cementir LAF Peers 12/1/2005 5.5 7.1 11/1/2005 5.3 6.8 10/1/2005 6 6.6 9/1/2005 6.7 6.7 8/1/2005 6.9 6.7 7/1/2005 7.5 6.7 6/1/2005 6.7 6.6 5/1/2005 6.2 6.3 4/1/2005 5.8 6.3 3/1/2005 6.1 6.5 2/1/2005 6 6.7 1/1/2005 5.9 6.6 12/1/2004 5.6 6.2 11/1/2004 6 6 10/1/2004 5.9 5.9 9/1/2004 5.7 5.9 8/1/2004 5.5 5.8 7/1/2004 5.2 5.7 6/1/2004 5.4 5.8 5/1/2004 5.5 5.9 4/1/2004 5.3 6 3/1/2004 5.7 6 2/1/2004 5.2 6.1 1/1/2004 5.4 6.1 12/1/2003 5.2 5.9 11/1/2003 5.3 6 10/1/2003 5.3 5.9 9/1/2003 5.1 5.7 8/1/2003 5.5 5.8 7/1/2003 5.4 5.6 6/1/2003 5.1 5.2 5/1/2003 5.1 5.1 4/1/2003 4.6 5.1 3/1/2003 4.3 4.9 2/1/2003 3.7 4.8 1/1/2003 4.1 4.9 12/1/2002 4.4 5.1 11/1/2002 4.6 5.5 10/1/2002 4.4 5.5 9/1/2002 4.4 5.4 8/1/2002 5.2 5.9 7/1/2002 5.1 5.9 6/1/2002 5.1 6.2 5/1/2002 5.8 6.4 Tango European building materials companies2 FV / EBITDA (May 20021-February 2006) 5 P R O J E C T R A C I N E

Public market valuations of building materials companies Note: Multiples not adjusted for pension/OPEB deficits, projections might not reflect recent improvements in earnings released over the past week Source: Tradeline/Datastream as of February 3, 2006, I/B/E/S and equity research 1 Calendarized EBITDA 2 Pre-goodwill amortization and pre-exceptionals Building materials market valuations 6 P R O J E C T R A C I N E

Factors influencing Tango valuation relative to U.S. building materials companies Business mix Tango's product mix is relatively more cyclical than most other U.S. industry players "Under-exposure" to aggregates compared with VMX and MLM Geographic mix Lower long-term growth prospects in Tango's key markets relative to overall growth trends based on population and cement consumption growth as well as SAFETEA-LU allocations Liquidity Parent company overhang, end-game for Tango is to be eventually bought-out by parent Tango perceived as "only a U.S. subsidiary of a large European company" Expectation of future consolidation in the U.S Takeover expectations of other U.S. industry players contribute to their trading premiums (both vertical integration and further consolidation in the aggregates industry) Stronger interest from international players in expanding their U.S. presence Fewer opportunities of scale Earnings growth Historical track record of Tango's ability to meet earnings expectations is lower than other U.S. building materials companies Inconsistent earnings performance has contributed to Tango's relatively lower shareholder returns Analyst coverage Independent equity research coverage on Tango has decreased over time Research reports focusing on Foxtrot often evaluate Tango's performance as a subsidiary 7 P R O J E C T R A C I N E

Recent earnings performance of U.S. Building Materials stocks

Historical and projected EPS growth

% EPS growth	2004 to 2005 actual	2005 to 2006 estimated
Tango	11.4%	6.6%
Vulcan Materials	31.0%	25.9%
Martin Marietta[1]	47.4%	29.8%
Florida Rock	38.7%	24.7%
Eagle Materials	53.3%	35.1%
Texas Industries[2]	NMF	NMF
Median	**43.0%**	**27.9%**

[1] Martin Marietta 2005 financials are estimates
[2] Not meaningful as 2004 and 2005 EPS estimates include earnings from the steel division

Industry commentary

- Strong stock price appreciation for building materials companies driven by
  - Solid growth in construction demand, in all three segments (growth rates through October)
    - ~11% in residential construction
    - ~5% in non-residential construction
    - ~8% in public works activity
      - Driven by ~12% rise in highway and street construction
- Optimistic outlook for 2006
  - New highway contract awards have risen more than 6% through October, setting the stage for another strong year in 2006
  - Expected 5–6% increase in highway construction in 2006. Non-residential construction could see 7–10% spending increase in 2006
  - While higher interest rates are expected to curtail housing activity, similar expectations in recent years have proven conservative

PROJECT RACINE
JPMorgan BNP PARIBAS
8

Long term stock price appreciation U.S. building materials companies Source: Tradeline, Datastream 9 P R O J E C T R A C I N E

Column 1 Column 2 Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 '88 0.4 '89 0.2 '90 0.42 '91 0.22 '92 0.15 '93 0.14 '94 0 '95 0.2 '96 0.08 1997 0.23 1998 0.19 1999 0.24 2000 0.37 2001 0.43 2002 0.32 2003 0.33 2004 0.25 2005YTD2 0.15 US minority buy-in premia Source: Securities Data Company and JPMorgan research 1 Sample include 110 minority buy-in transactions (owner of 50% or more of a U.S. public company acquires the remaining shares for total consideration of $25 million or more). Excludes 11 deals with negative premiums 2 YTD as of November 17, 2005 Final premia paid (both cash and stock transactions1)-% over stock price one week prior to announcement, 1997-2005YTD2 Number of deals 13 17 14 24 12 9 9 3 9 10 P R O J E C T R A C I N E

Median premiums to share 1-week prior: Buyouts by size of buy-in Premium analysis for precedent buy-in transactions Source: Securities Data Company and JPMorgan research Note: Includes all announced deals from July 2001 - September 2005. Withdrawn deals are included in "number of deals" count, but do not have premium data Initial premium Final premium Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 $0-100 0.224 0.351 $101-500 0.186 0.241 $501-1,000 0.078 0.078 >$1,000 0.136 0.149 19 17 4 8 No. of deals Initial premium Final premium Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 11-20% 0.224 0.224 21-30% 0.167 0.333 31-40% 0.124 0.247 41-50% 0.154 0.248 13 8 16 11 No. of deals All deals (both cash & stock) All deals (both cash & stock) Median premiums to share 1-week prior: Buyouts by minority % 11 P R O J E C T R A C I N E

Illustrative analysis at various prices Key financials - Tango Net debt - Tango Number of shares - Tango Analysis at various prices Source: Foxtrot guidance 1 46.8% of basic nosh + cash cost for buyback 2 Assumes Euro-to-Dollar exchange rate of 1.200 3 Excluding pensions/OPEB deficits 4 Pre-exceptionals; on a fully diluted basis 5 Including redeemable preferred shares 12 P R O J E C T R A C I N E

EPS impact analysis EPS accretion calculations pre-synergies Key assumptions Foxtrot assumptions based on market consensus See appendix Tango assumptions as per Foxtrot guidance Pro forma full year impact as if deal closed on Jan-1, 2006 Calculation overview at $70 per share, pre-synergies Based on weighted average number of shares, assumed constant at 171.5 million for 2006E/2007E All cash transaction 5.0% pre-tax interest on new debt raised for transaction 30% tax rate €/$ rate of 1.20 13 P R O J E C T R A C I N E

Transaction financing structure The transaction will be financed through the combination of: Existing Foxtrot's resources (€1,850mm syndicated loan), and A new $2.8bn 364-day acquisition facility, with a six-month extension option for 50% of the amount, jointly underwritten by BNP Paribas and JP Morgan The combined financing will cover the acquisition cost and the refinancing of Tango's drawn portion of its syndicated loan, as well as maintaining sufficient headroom for the Foxtrot group to cover next debt maturities The acquisition facility will be syndicated to a larger group of banks shortly after the announcement of the transaction The acquisition funding will be refinanced through bond issues The new facility will bear a margin of 22.5 bps, with upfront fees of 6bps for the syndicated banks and 5 bps for arrangement and underwriting. A term-out fee of 2.5 bps would apply on the amount being extended 14 P R O J E C T R A C I N E

Appendix 15 1 15 P R O J E C T R A C I N E

U.S. players - Business mix Tango Florida Rock Vulcan Materials Martin Marietta Eagle Materials Texas Industries Cement 47 Ready mix 26 Stone, sand & gravel 15 Other 12 Aggregates 13% Cement 45% Ready-mixed concrete 29% Other 13% 2005 Net sales = $761mm Aggregates, asphalt products and ready mix concrete 364 Specialty products 27 Aggregates 93% Specialty products 7% 2004 Net sales = $1,551mm Construction & Aggregates 325.254 Concrete products 728.272 Cement & Calcium 206.254 Construction & Aggregates 26% Cement & Calcium 16% Concrete products 58% 2005 Net sales = $1,127mm Gypsum Wallboard 277 Cement 195 Paperboard 122 Concrete 50.5135135135135 Aggregates 29 Gypsum Wallboard 42% Concrete 6% Paperboard 18% Cement 30% Aggregates 4% 2005 Net sales = $617mm Aggregates 73 Asphalt 13 Ready-mixed concrete 10 Other 4 Aggregates 73% Ready-mixed concrete 10% Other 4% Asphalt 13% 2004 Net sales = $2,213mm Aggregates 0.2 Ready-mix concrete 0.2 Asphalt and Paving 0.19 Cement 0.32 Gypsum 0.09 Cement 32% Aggregates 20% Ready-mixed concrete 20% Asphalt & Paving 19% Gypsum 9% 2004 Net sales = $3,665mm Source: Company filings Note: Net sales excludes intersegment and joint venture revenues 16 A P P E N D I X

U.S. players - Geographic mix Source: Equity research = Cement = Aggregates = Ready-mixed concrete Leading North American cement, aggregates and ready-mixed concrete companies 17 A P P E N D I X

U.S. players - Geographic mix analysis - Cement & Gypsum Assets geography Growth outlook Cement - Geographic mix Assets geography Growth outlook Gypsum - Geographic mix 18 A P P E N D I X

U.S. players - Geographic mix analysis - Aggregates Assets geography Growth outlook Aggregates - Geographic mix 19 A P P E N D I X

Tango geographic exposure Aggregates 0.2 Ready-mix concrete 0.2 Asphalt and Paving 0.19 Cement 0.32 Gypsum 0.09 Slice 6 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 Source: SEC filings, Company presentations 1 Net sales exclude intersegment revenues 2004 Net sales1= $3,665 million Net sales break-up Cement 32% Aggregates 20% Ready-mixed concrete 20% Asphalt & Paving 19% Gypsum 9% Aggregates 0.26 Ready-mixed 0.05 Asphalt and Paving 0.05 Cement 0.57 Gypsum 0.06 Slice 6 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 EBIT break-up 2004 EBIT = $570 million Cement 58% Aggregates 26% Gypsum 6% Map of U.S. and Canada Asphalt & Paving 5% Ready-mixed concrete 5% Aggregates Ready-mixed concrete Asphalt and Paving Cement Gypsum New Mexico Colorado Missouri Illinois Wisconsin Michigan Ohio New York New Jersey Maryland Iowa Minnesota North Dakota British Columbia Alberta Saskatchewan Manitoba Ontario Quebec New Brunswick Nova Scotia P.E.I New Found land Yukon Northwest Territories Labrador Louisiana Washington Kentucky Florida Delaware 20 A P P E N D I X

Aggregates 73 Asphalt 13 Ready-mixed concrete 10 Other 4 Slice 6 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 Net sales break-up1 2004 Net sales= $2,213 million Vulcan Materials geographic exposure Geographic presence Alabama Florida Georgia North Carolina South Carolina Tennessee California Arizona New Mexico Texas Arkansas Louisiana Mississippi Illinois Wisconsin Indiana Maryland Virginia Pennsylvania Source: SEC filings, Company website 1 % allocation based on investor presentation as of September 2005 Vulcan served states Aggregates 73% Kentucky 21 A P P E N D I X

Eagle materials geographic exposure Gypsum Wallboard 276.961 Cement 194.844 Paperboard 122.136 Concrete 42 Aggregates 29 Slice 6 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 Net sales break-up1 2005 Net sales = $617 million EBIT break-up Source: SEC filings, Company website Note: Fiscal year ended March 31 1 % allocation based on net revenue excluding freight & delivery costs; excludes intersegment revenue Gypsum Wallboard 81.616 Cement 57.616 Paperboard 25.406 Concrete 3 Aggregates 5 Slice 6 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 2005 EBIT = $172 million Concrete & Aggregates Arizona California Illinois Nebraska Nevada New Mexico Oklahoma Utah Wisconsin Wyoming Louisiana Colorado Texas Gypsum wallboard Cement Paperboard 22 A P P E N D I X

Florida Rock Industries geographic exposure Source: SEC filings, Company website Note: Fiscal year ended September 30; excludes intersegment revenues and delivery fees Construction & Aggregates Concentrate Products Cement & Calcium Florida Georgia Tennessee Alabama Maryland Virginia New Brunswick Delaware Washington D.C New York North Carolina Construction & Aggregates 325.254 Concrete products 728.272 Cement & Calcium 206.254 Company D 20 Company E 20 Slice 6 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 2005 Net sales = $1,127million Construction & Aggregates 94.552 Concrete products 118.161 Cement & Calcium 57.336 Company D 20 Company E 20 Slice 6 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 Net sales break-up EBIT break-up 2005 EBIT = $270 million Construction & Aggregates 26% Cement & Calcium 16% Concrete Products 58% Construction & Aggregates 35% Cement & Calcium 21% Concrete Products 44% 23 A P P E N D I X

Martin Marietta Materials geographic exposure Source: SEC filings, Company website Note: Geographic exposure also includes areas in Europe, South America, and the Pacific Rim, which are not shown; fiscal year ended December 31; excludes intersegment revenues and delivery fees 1 Consist of Magnesia Specialties Business and Structural Composite Products Business Arkansas California Canada Oklahoma Texas Virginia Alabama Florida Georgia Illinois Indiana Iowa Kansas Kentucky Maryland Minnesota Mississippi Missouri Nebraska Nevada North Carolina South Carolina Ohio Tennessee West Virginia Washington Wisconsin Wyoming Mexico Michigan The Bahamas Aggregates Specialty products Aggregates, asphalt products and ready mix concrete 68 Specialty products 0.3 Paperboard 122 Concrete & Aggregates 71 Company E 20 Slice 6 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 2004 EBIT = $227 million EBIT break-up Specialty products 3% Aggregates 97% Aggregates, asphalt products and ready mix concrete 364 Specialty products 27 Paperboard 122 Concrete & Aggregates 71 Company E 20 Slice 6 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 2004 Net sales = $1,551 million Net sales break-up Aggregates 93% Specialty products1 7% 24 A P P E N D I X

Cement 47 Ready mix 26 Other 12 Stone, sand & gravel 15 Slice 7 Slice 8 Slice 9 Slice 10 Slice 11 Slice 12 Slice 13 Slice 14 Slice 15 Slice 16 Net sales break-up 2005 Net sales = $761 million Texas Industries geographic exposure Geographic presence Arkansas California Colorado Louisiana Oklahoma Texas Aggregates 13% Cement 45% Ready-mixed concrete 29% Other 13% Aggregate & concrete products Cement Source: SEC filings, Company website Note: Fiscal year ended May 31; pro forma for spin-off of steel operations; excludes intersegment revenues and delivery fees 25 A P P E N D I X

Regional growth outlook

Breakup of funding allocation under SAFETEA-LU[1] — FY2006—FY2009 regional apportionments as % of total



Washington 1.8%
Minnesota 1.6%
Wisconsin 1.8%
Michigan 2.9%
New York 6.5%
Massachusetts 2.1%
Pennsylvania 4.6%
New Jersey 3.2%
Illinois 3.9%
Indiana 2.3%
Ohio 3.4%
Maryland 1.7%
Virginia 2.4%
California 10.2%
Missouri 2.2%
Kentucky 1.6%
North Carolina 2.6%
Tennessee 2.0%
Arizona 1.7%
Georgia 3.3%
Alabama 1.8%
Texas 7.5%
Florida 4.6%

Source: American Traffic Safety Services Association, Federal Transit Administration

Note: On August 10, 2005, President Bush signed the Safe, Accountable, Flexible, and Efficient Transportation Equity Act—A Legacy for Users (SAFETEA-LU), providing $286.4 billion in guaranteed funding for federal surface transportation programs over six years through FY2009, including $53 billion (or 18.4% of total) for federal transit programs—a 46% increase over transit funding guaranteed in TEA 21—and $226 billion (or 79.1% of total) for federal highway programs

[1] Data reflect aggregate apportionments for federal highway programs and federal transit programs from FY2006—FY2009 only. Excludes other non-infrastructural programs such as motor carrier safety, national highway traffic safety and research, which together account for the remaining 2.5% of the total apportionments. Regional apportionments only shown for states in which allocation amount exceeds 1.5% of total

APPENDIX

JPMorgan BNP PARIBAS

26

Regional growth outlook for cement

Regional cement consumption growth[1] (Total U.S. = 3.4%)

Tango		EXP		FRK		TXI	
Key markets	'94– '04 CAGR	Key markets	'94– '04 CAGR	Key markets	'94– '04 CAGR	Key markets	'94– '04 CAGR
Canada	3.0%[2]	Nevada	5.8%	Florida	5.6%	California	5.7%
Michigan	2.1%	California	5.7%			Texas	5.2%
Wisconsin	2.0%	Texas	5.2%				
		Illinois	0.9%				

Regional population projected growth[1] (Total U.S. = 0.9%)

Tango		EXP		FRK		TXI	
Key markets	'05– '10 CAGR	Key markets	'05– '10 CAGR	Key markets	'05– '10 CAGR	Key markets	'05– '10 CAGR
Canada	0.9%	Nevada	2.7%	Florida	1.9%	Texas	1.6%
Wisconsin	0.6%	California	1.1%			California	1.1%
Michigan	0.4%	Texas	1.6%				
		Illinois	0.3%				

Source: U.S. Census Bureau, Portland Cement Association 2005 Forecast Report and 2005 Yearbook, company filings, company website, and equity research

[1] Compounded annual rate

[2] 1993–2003

APPENDIX

JPMorgan BNP PARIBAS

27

U.S. players - Earnings performance 1995 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango -0.07 VMC 0.212 MLM -0.02 FRK 0.028 EXP 0 TXI 0.12 1996 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango -0.074 VMC 0.133 MLM 0 FRK 0.132 EXP 0.161 TXI 0.157 1997 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango 0.104 VMC 0.146 MLM 0.126 FRK 0.311 EXP 0.022 TXI -0.06 1998 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango 0.211 VMC 0.119 MLM 0.033 FRK 0 EXP 0.041 TXI 0.058 1999 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango 0.068 VMC -0.078 MLM -0.056 FRK 0.161 EXP 0.06 TXI 0.152 2000 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango -0.149 VMC -0.21 MLM -0.213 FRK 0.011 EXP 0.024 TXI 0.068 Median Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango -0.001 VMC 0.126 MLM -0.01 FRK 0.08 EXP 0.032 TXI 0.094 Absolute mean Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango 0.113 VMC 0.15 MLM 0.075 FRK 0.107 EXP 0.051 TXI 0.103 (7.0)% 2.8% 0.0% (2.0)% 21.2% (7.4)% 16.1% 0.0% 10.4% 2.2% 12.6% 14.6% 21.1% 0.0% 4.1% 3.3% 11.9% 6.8% 16.1% 6.0% (5.6)% (7.8)% (14.9)% 1.1% 2.4% (21.3)% (21.0)% (0.1)% 8.0% 3.2% (1.0)% 12.6% 11.3% 10.7% 5.1% 7.5% 15.0% Actual vs. consensus analyst EPS estimates at the beginning of the year 2001 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango -0.155 VMC -0.21 MLM -0.174 FRK -0.054 EXP -0.132 TXI -0.554 2002 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango -0.054 VMC -0.265 MLM -0.209 FRK -0.009 EXP 0.156 TXI -0.018 2004 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango 0.057 VMC 0.024 MLM 0.061 FRK 0.108 EXP 0.037 TXI -2.261 2005 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango 0.029 VMC 0.111 MLM 0.285 FRK 0.193 EXP 0.421 TXI -0.235 Median Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango -0.054 VMC 0.024 MLM -0.014 FRK 0.084 EXP 0.037 TXI -0.554 Absolute mean Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango 0.094 VMC 0.14 MLM 0.149 FRK 0.09 EXP 0.151 TXI 8.542 (15.5)% (21.0)% (17.4)% (5.4)% (13.2)% (5.4)% (26.5)% (20.9)% (0.9)% 15.6% 5.7% 2.4% 6.1% 10.8% 3.7% 2.9% 11.1% 28.5% 19.3% 42.1% (5.4)% 2.4% (1.4)% 8.4% 3.7% 9.4% 2003 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango -0.176 VMC 0.09 MLM -0.014 FRK 0.084 EXP -0.01 TXI (17.6)% 9.0% (1.4)% 8.4% (1.0)% Source: Tradeline, I/B/E/S consensus 13.3% 13.2% 31.1% 14.0% 14.9% 9.0% 15.1% 28 A P P E N D I X

Total shareholders' return performance U.S. players - Shareholders' return Source: Datastream as of February 3, 2006 - 3 m Tango Vulcan Materials Martin Marietta Florida Rock Eagle Materials Texas Ind. - 6 m - 1 y - 2 y - 3 y - 5y Bar 1 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango 0.071 Vulcan Materials 0.105 Martin Marietta 0.169 Florida Rock -0.029 Eagle Materials 0.359 Texas Ind. 0.072 Bar 1 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango -0.063 Vulcan Materials 0.054 Martin Marietta 0.251 Florida Rock -0.01 Eagle Materials 0.459 Texas Ind. -0.021 Bar 1 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango 0.198 Vulcan Materials 0.338 Martin Marietta 0.645 Florida Rock 0.304 Eagle Materials 0.943 Texas Ind. 0.117 Bar 1 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango 0.557 Vulcan Materials 0.623 Martin Marietta 1.015 Florida Rock 1.02 Eagle Materials 2.014 Texas Ind. 1.07 Bar 1 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango 1.281 Vulcan Materials 1.331 Martin Marietta 2.217 Florida Rock 2.873 Eagle Materials 4.406 Texas Ind. 2.246 Bar 1 Bar 3 Bar 4 Bar 5 Bar 6 Bar 7 Bar 8 Bar 9 Bar 10 Bar 11 Bar 12 Bar 13 Bar 14 Bar 15 Bar 16 Tango 1.451 Vulcan Materials 0.819 Martin Marietta 1.289 Florida Rock 3.982 Eagle Materials 5.256 Texas Ind. 1.666 7.1% 10.5% 16.9% (2.9%) 35.9% 7.2% (6.3%) 5.4% 25.1% (1.0%) 45.9% (2.1%) 19.8% 33.8% 64.5% 30.4% 94.3% 11.7% 55.7% 62.3% 101.5% 102.0% 201.4% 107.0% 128.1% 133.1% 221.7% 287.3% 440.6% 224.6% 145.1 81.9% 128.9% 398.2% 525.6% 166.6% 29 A P P E N D I X

Relative Tango market liquidity Column 1 Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 VMC 7789 Tango 4844 MLM 4294 FRK 3685 EXP 2842 TXI 1271 Market cap ($mm) Float % Average daily trading value1 ($ millions) Average daily trading volume1 as % of float Column 1 Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 VMC 31 Tango 19.17 MLM 29.95 FRK 27.7 EXP 20.88 TXI 18.24 Column 1 Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 VMC 0.0047 Tango 0.0089 MLM 0.0092 FRK 0.011 EXP 0.0212 TXI 0.0149 Column 1 Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 VMC 0.995 Tango 0.468 MLM 0.992 FRK 0.763 EXP 0.933 TXI 0.959 Source: Tradeline, Lionshare, Proxy statements Note: Market cap data as of February 3, 2006. Tango insider stake includes shares held by Foxtrot 1 Average over the most recent 12-month period 30 A P P E N D I X

Tango and Foxtrot equity analyst coverage Equity analyst coverage-number of reports issued year on year on Tango Note: Analysis only factors in reports including detailed financial forecasts for Tango. However, there are currently 4 analysts actually covering Tango stock Equity analyst coverage-number of reports issued year on year on Foxtrot Source: Thomson Research 31 A P P E N D I X

Broker estimates on Tango Analyst estimates 32 A P P E N D I X

U.S. cement shipments grew strongly in 2004, after a relatively weak 2003 U.S. cement shipments are estimated to grow around 2-3% per year Price increases have been announced for cement, concrete and aggregates of between 5-10% (although partially due to cost recovery) Highway spending continues has improved for projects financed at the state or local level Funding under the new legislation (SAFETEA-LU) is 33% higher than TEA-21 There are signs that the non-residential construction market is turning around For example, the strength in the homebuilding market has required increased non-residential building (e.g. retail) Residential construction is expected to decline slightly from its historically high levels Despite the impact of rising interest rates, strong migration and housing requirements of the "ecoboomers" will likely support housing demand Strong migration continues to drive demand in southern states U.S. market attractiveness Public construction ($ billions/ % YOY growth ) Private non-housing ($ billions/ % YOY growth) Private housing ($ billions/ % YOY growth) Key drivers outlook (source: Portland Cement Association) ROIC Line 3 Stack 1 Stack 3 Stack 4 Stack 5 Stack 6 Stack 7 Stack 8 Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 2002 168 2003 176 2004 -0.0455 168 2005 0.0119 170 2006 0.0471 178 ROIC Line 3 Stack 1 Stack 3 Stack 4 Stack 5 Stack 6 Stack 7 Stack 8 Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 2002 189 2003 171 2004 -0.0409 164 2005 0.0122 166 2006 0.0663 177 ROIC Line 3 Stack 1 Stack 3 Stack 4 Stack 5 Stack 6 Stack 7 Stack 8 Stack 9 Stack 10 Stack 11 Stack 12 Stack 13 Stack 14 Stack 15 Stack 16 2002 336 2003 362 2004 0.0994 398 2005 0.0678 425 2006 -0.0212 416 Source: Portland Cement Association Fall 2005 Forecast Report 1 Includes Public, Residential and Nonresidential Portland cement consumption and other; excludes Masonry cement consumption U.S. cement industry (mmt, unless specified otherwise) 33 A P P E N D I X

Top 30 non-index institutional shareholders Source: Thomson One as of February 3, 2006 1 Foxtrot guidance 2 From prior position Total = 247 inst. investors Foxtrot 0.53 Others 0.2 Next 10 inst'ns 0.05 Top 10 inst'ns 0.22 Tango's shareholder base GARP 0.253 Core value 0.143 Index 0.135 Deep value 0.101 Hedge fund 0.044 Other 0.325 Institutional shareholder style1 Shareholder concentration 1Based on 47.0% of basic shares, excluding exchangeable shares INSERT BLUE SHEET BEFORE THAT PAGE 34 A P P E N D I X

Tango Board of Directors Board of Directors Source: Tango filings 1 Father-in-law of Mr. Tanenbaum's son 2 Has holdings in Warren Paving (sold to Tango, 12/2001) 35 A P P E N D I X

Main broker estimates on Foxtrot 2005E estimates 1 Net income projections as per Deutsche Bank's report dated 16/09/05 INSERT BLUE SHEET BEFORE THAT PAGE 2006E estimates 2007E estimates 36 A P P E N D I X

Foxtrot key financials based on market consensus Source: Foxtrot 2004 annual report, broker reports Foxtrot balance sheet assumptions Foxtrot profit & loss assumptions 37 A P P E N D I X

Tango assumptions (base case) Tango profit & loss assumptions Tango balance sheet assumptions Source: Tango press release dated January 31, 2006, Foxtrot management guidance, Financial Advisers assumptions 1 Estimates Key assumptions Tango 2006/07 projections as per Foxtrot's views as at February 2006 Tango accounts as per US GAAP US GAAP not fully aligned with Foxtrot's IFRS Adjustments applied to Tango's EPS contribution upon buy- out in order to reflect Foxtrot's accounting principles Tax 35% normative tax rate 38 A P P E N D I X

Tango assumptions (slow-down case) Tango profit & loss assumptions Tango balance sheet assumptions Key assumptions Slow-down starting in 2007 Tango accounts as per US GAAP US GAAP not fully aligned with Foxtrot's IFRS Adjustments applied to Tango's EPS contribution upon buy- out in order to reflect Foxtrot's accounting principles Tax 35% normative tax rate Source: Tango press release dated January 31, 2006, Foxtrot management guidance, Financial Advisers assumptions 1 Estimates 39 A P P E N D I X